Exhibit 10.5(e)

SEVENTH AMENDMENT OF LEASE
(2nd Floor (including mezzanine), 21st, 22nd, 23rd, 24th, 27th, 28th, 29th, 30th, 31st, 36th, 39th and 40th Floors)

THIS SEVENTH AMENDMENT OF LEASE (this “Agreement” or “Seventh Amendment”) is made as of April 25, 2014 (the “Effective Date”), by and between 500-512 SEVENTH AVENUE LIMITED PARTNERSHIP, a New York limited partnership (“Landlord”) having an address c/o Newmark Grubb Knight Frank, 125 Park Avenue, New York, New York 10017, and G-III LEATHER FASHIONS, INC., a New York corporation, having an address at 512 Seventh Avenue, New York, New York, 10018 (“Tenant”).

RECITALS:

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WHEREAS, 500/512 Seventh Avenue Associates, Landlord’s predecessor-in-interest, and BET Studio LLC, Tenant’s predecessor-in-interest, entered into a certain agreement of lease dated as of April 23, 1997 (“Original Lease”), as amended by (i) the First Amendment to Lease dated as of July 1, 2000 (“First Amendment”), (ii) the Second Amendment to Lease dated as of May 1, 2001 (“Second Amendment”), (iii) the Third Amendment of Lease dated as of March 26, 2010 (“Third Amendment”), (iv) the Fourth Amendment of Lease dated as of September 1, 2010 (“Fourth Amendment”), (v) the Fifth Amendment of Lease dated as of November 2, 2010 (“Fifth Amendment”), and (vi) the Sixth Amendment of Lease dated as of May 23, 2013 (“Sixth Amendment”) (collectively, and as amended hereby, the “Lease”) currently for the 2nd Floor (including mezzanine), the 21st, 22nd, 23rd, 24th, 27th, 29th, 31st, 36th, 39th and 40th Floors (collectively, the “Premises”) as more particularly described in the Lease, in the office building located at and known as 512 Seventh Avenue, New York, New York (the “Building”); and

WHEREAS, Landlord and Tenant desire to confirm the terms of the Lease with respect to the 2nd Floor (including mezzanine) of the Building; and

WHEREAS, Landlord and Tenant desire to add to the Premises the entire rentable area of the 28th Floor of the Building (“28th Floor Space”), as more fully described in Exhibit A annexed hereto and made a part hereof, for a term of approximately ten (10) years, pursuant to the terms and conditions of the Lease, except as otherwise set forth herein; and

WHEREAS, Landlord and Tenant desire to add to the Premises the entire rentable area of the 30th Floor of the Building (“30th Floor Space”), as more fully described in Exhibit B annexed hereto and made a part hereof, for a term of approximately ten (10) years, pursuant to the terms and conditions of the Lease, except as otherwise set forth herein; and

WHEREAS, Landlord and Tenant desire to set forth the terms of Tenant’s option to renew the Lease (for a renewal term of five (5) years) with respect to the 28th Floor Space and the 30th Floor Space; and

WHEREAS, Landlord and Tenant desire to provide Tenant with right of first offer to Lease the entire rentable area of the 32nd Floor of the Building (“32nd Floor Space”), as more fully described in Exhibit C annexed hereto and made a part hereof, which right of first offer shall be on the terms and conditions herein set forth; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto by these presents do covenant and agree as follows:

1.          Recitals; Definitions. The Recitals set forth above are true and correct and are incorporated herein and form a part of this Agreement. Unless otherwise defined in this Agreement, all terms used in this Agreement that are defined in the Lease shall have the meanings ascribed to them in the Lease.

2.          Confirmation of Terms applicable to Second Floor (including mezzanine). Landlord and Tenant acknowledge and agree (i) that on August 21, 2013, Landlord delivered to Tenant possession of the Second Floor (including mezzanine) in accordance with the Lease, (ii) that the Second Floor (including mezzanine) has therefore been incorporated into the Premises as of August 21, 2013, (iii) that the Second Floor (IM) Inclusion Date (as such term is defined in the Sixth Amendment) shall therefore be deemed to mean August 21, 2013, (iv) that Tenant is currently leasing the Second Floor (including mezzanine) in accordance with the Lease for a term expiring on March 31, 2023, or until the term shall sooner cease or expire as provided in the Lease, by law or otherwise, (v) that, for the sake of certainty, the Fixed Rent with respect to the Second Floor (including mezzanine) is as follows:

Time Period	Fixed Rent per Annum and per Month (Second Floor (including mezzanine))

August 21, 2013 – March 31, 2014	$504,396.00 per annum ($42,033.00 per month)

April 1, 2014 – March 31, 2015	$517,005.90 per annum ($43,083.83 per month)

April 1, 2015 – March 31, 2016	$529,931.05 per annum ($44,160.92 per month)

Time Period	Fixed Rent per Annum and per Month (Second Floor (including mezzanine))

April 1, 2016 – March 31, 2017	$571,201.32 per month ($47,600.11 per month)

April 1, 2017– March 31, 2018	$585,481.36 per annum ($48,790.11 per month)

April 1, 2018 – March 31, 2019	$600,118.39 per annum ($50,009.87 per month)

April 1, 2019 – March 31, 2020	$615,121.35 per annum ($51,260.11 per month)

April 1, 2020 – March 31, 2021	$630,499.38 per annum ($52,541.62 per month)

April 1, 2021 – March 31, 2022	$646,261.87 per annum ($53,855.16 per month)

April 1, 2022 – March 31, 2023	$662,418.42 per annum ($55,201.53 per month)

(vi) that additional rent with respect to the Second Floor (including mezzanine) is as set forth in the Lease and that for the sake of certainty, for the purpose of calculating real estate tax escalation with respect to the Second Floor (including mezzanine), the base tax year for the Second Floor (including mezzanine) is the New York City real estate tax year commencing July 1, 2011 and ending June 30, 2012, and (vii) that Tenant’s one (1) time option to renew the term of the Lease for a term of five (5) years (commencing April 1, 2023 and ending March 31, 2028) as set forth in Article 14 of the Third Amendment shall apply and extend to Tenant’s lease of the 2nd Floor (including mezzanine) subject to and in accordance with all of the terms and conditions set forth in Article 14 of the Third Amendment and Article 18 of the Sixth Amendment.

3.          28th Floor Space. The Premises shall be expanded to include the 28th Floor Space for the period commencing on the date of this Agreement and ending December 31, 2023 (both dates inclusive) (“28th Floor Space Term”). Tenant shall, on the date hereof, take possession of the 28th Floor Space pursuant to the terms of the Lease, in its “as is”, “where is” condition, with all faults; provided however, that the 28th Floor Space shall, on the date hereof, be free of (i) all tenancies and occupants other than Tenant and its employees, agents and subsidiaries, (ii) violations (other than violations caused by Tenant or Tenant’s agents, contractors or employees) that would prevent Tenant from obtaining a work permit for the performance of Tenant’s Initial 28th Floor Work (as hereafter defined), and (iii) asbestos in friable condition. Tenant agrees that if at any time, it uncovers asbestos while making improvements to the 28th Floor Space and the asbestos is not in friable condition, or is or can be encapsulated, then Landlord will have no obligation to remove the asbestos. By way of example, if there is VAT tile, which is covered, or shall be covered by Tenant with other floor covering, Landlord shall have no obligation to remove the VAT tile. If Tenant elects to perform demolition work within the 28th Floor Space, Landlord agrees to obtain for Tenant an ACP-5 for any such work within twenty (20) days after receipt from Tenant of demolition plans for the 28th Floor Space. LANDLORD AND LANDLORD’S AGENTS HAVE MADE NO REPRESENTATION OR WARRANTY TO TENANT, EXPRESS OR IMPLIED, RESPECTING THE CONDITION OF THE 28th FLOOR SPACE LEASED HEREUNDER OR THE BUILDING, INCLUDING WITHOUT LIMITATION (A) ANY IMPLIED OR EXPRESS WARRANTY OF QUALITY, CONDITION OR TENANTABILITY, OR (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS

FOR A PARTICULAR PURPOSE. Except for the removal of asbestos in friable condition, if any, (as expressly required pursuant to this Article 3 of this Agreement), Landlord shall not be obligated or required to do any work or make any alterations or decorations or install any fixtures, equipment or improvements or make any repairs or replacements to the 28th Floor Space to prepare or fit the same for Tenant’s use or for any other reason whatsoever. Except as expressly set forth herein, Landlord shall not be obligated or required to pay any work contribution or construction allowance in connection with Tenant’s lease of the 28th Floor Space.

4.          Fixed Rent for 28th Floor Space During 28th Floor Space Term. During the 28th Floor Space Term, Tenant shall pay to Landlord, in accordance with the terms and conditions set forth in the Lease, Fixed Rent for the 28th Floor Space in the amounts set forth below:

Time Period	Fixed Rent per Annum and per Month (28th Floor Space)

Date of this Agreement – December 31, 2014	$521,031.00 per annum ($43,419.25 per month)

January 1, 2015 – December 31, 2015	$534,056.78 per annum ($44,504.73 per month)

January 1, 2016 – December 31, 2016	$547,408.19 per annum ($45,617.35 per month)

January 1, 2017 – December 31, 2017	$561,093.40 per annum ($46,757.78 per month)

January 1, 2018 – December 31, 2018	$575,120.73 per annum ($47,926.73 per month)

Time Period	Fixed Rent per Annum and per Month (28th Floor Space)

January 1, 2019 – December 31, 2019	$613,732.75 per annum ($51,144.40 per month)

January 1, 2020 – December 31, 2020	$629,076.07 per annum ($52,423.01 per month)

January 1, 2021 – December 31, 2021	$644,802.97 per annum ($53,733.58 per month)

January 1, 2022 – December 31, 2022	$660,923.05 per annum ($55,076.92 per month)

January 1, 2023 – December 31, 2023	$677,446.12 per annum ($56,453.84 per month)

Provided and on the condition that Tenant is not then in default under the terms of the Lease beyond any applicable notice and cure periods, Tenant shall be entitled to a one-time credit against the obligation to pay Fixed Rent for the 28th Floor Space only, in the aggregate amount of $173,677.00 (“28th Floor Space Credit”) to be applied only against the Fixed Rent for the 28th Floor Space beginning on the date of this Agreement and continuing thereafter until exhausted. Except for the 28th Floor Space Credit and as otherwise may be expressly set forth herein or elsewhere in the Lease, Tenant shall not be entitled to any free rent, rent abatement, or rent credit of any kind against Tenant’s obligation to pay Fixed Rent for the 28th Floor Space.

5.          Electricity, Water, Sewer and Sprinkler for 28th Floor Space During 28th Floor Term. During the 28th Floor Space Term, Tenant shall pay for all of the following with respect to the 28th Floor Space: (i) electrical use on a ‘submetering’ basis in accordance with Article Twenty-Second of the First Amendment, (ii) water and sewer charges of $102 per month in accordance with Article Twenty-Third of the Original Lease, and (iii) a sprinkler supervisory service charge of $102 per month in accordance with Article Twenty-Fourth of the Original Lease.

6.          Real Estate Taxes for 28th Floor Space During 28th Floor Space Term. During the 28th Floor Space Term, Tenant shall pay real estate tax escalation with respect to the 28th Floor Space in accordance with Article Fifty-Eighth of the Original Lease except that (i) the base tax year shall be the New York City real estate tax year commencing July 1, 2014 and ending June 30, 2015, (ii) the base tax year and each of the comparative years’ taxes shall be calculated without giving effect to any tax abatement or exemption, and (iii) The Percentage for the 28th Floor Space shall be 2.37%.

7.          Additional Rent for 28th Floor Space During 28th Floor Space Term. In addition to the Fixed Rent and specific items of additional rent set forth above, during the 28th Floor Space Term, Tenant shall be responsible for all additional rent with respect to the 28th Floor Space as set forth in the Lease. Except as otherwise may be expressly set forth herein or elsewhere in the Lease, Tenant shall not be entitled to any free rent, rent abatement, or rent credit of any kind against Tenant’s obligation to pay additional rent for the 28th Floor Space.

8.          Work Contribution (28th Floor Space). Provided Tenant shall not be in default under this Lease beyond the expiration of any applicable notice and cure periods, Landlord shall contribute as hereinafter provided an amount (“28th Floor Work Contribution”) not to exceed a maximum of $424,095.00 toward (a) Tenant’s actual

“hard costs” of performing and completing Tenant’s build out of the 28th Floor Space (“Tenant’s Initial 28th Floor Work”), which Tenant’s Initial 28th Floor Work shall be subject to the Tenant alteration provisions of the Lease (including, without limitation, the requirement that Tenant obtain Landlord’s prior written consent thereto), (b) “Soft Costs” incurred in connection with Tenant’s Initial 28th Floor Work, including architectural and engineering fees and other soft costs incurred in connection with Tenant’s Initial 28th Floor Work (Soft Costs shall mean the cost of space planning, engineering and design costs, third party construction management fees, permitting, furniture, moving and other soft costs and data and voice equipment, cabling, wiring and related expenses), and (c) the actual Hard Costs and/or Soft Costs of any other alterations being performed by Tenant to the Premises on any floor of the Premises (which alterations shall be subject to the Tenant alteration provisions of the Lease (including, without limitation, the requirement that Tenant obtain Landlord’s prior written consent thereto)).

Provided that the Lease is in full force and effect and no event of default shall have occurred and is continuing hereunder beyond the expiration of any applicable notice and cure periods, and provided further that there are no outstanding mechanic’s lien, financing statement or other lien, charge or order in existence filed against Landlord, or against all or any portion of the Premises, or the Building due to any act or omission of Tenant or any of Tenant’s contractors or affiliates that has not been actually released and discharged of record or bonded or insured over to the reasonable satisfaction of Landlord, Landlord shall make progress payments to Tenant on account of the 28th Floor Work Contribution on a periodic basis as set forth below in reimbursement of the cost of the work performed by or on behalf of Tenant and paid for by Tenant for Tenant’s Initial 28th Floor Work and/or other alterations to the Premises (and not previously reimbursed out of disbursements from the 28th Floor Work Contribution). Concurrently with a request by Tenant for reimbursement out of the 28th Floor Work Contribution, Tenant shall provide documentation to Landlord evidencing that Tenant has retained a portion of the total amounts then due to Tenant’s general contractor which portion shall not be less than (a) ten percent (10%) until at least fifty percent (50%) of the Tenant’s Initial 28th Floor Work and/or other alterations to the Premises have been substantially completed and (b) five percent (5%) until all of Tenant’s Initial 28th Floor Work and/or other alterations to the Premises have been substantially completed. Each of Landlord’s progress payments will be limited to an amount equal to (a) the aggregate amounts theretofore paid by Tenant (as certified by an authorized officer of Tenant) to Tenant’s contractors, subcontractors and material suppliers (excluding any payments for which Tenant has previously been reimbursed out of previous disbursements from 28th Floor Work Contribution), multiplied by (b) a fraction (which shall not exceed 1.0), the numerator of which is the amount of 28th Floor Work Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for Tenant’s Initial 28th Floor Work and other alterations to the Premises, then Landlord’s reasonable estimate thereof) for the performance of all of Tenant’s Initial 28th Floor Work and other alterations to the Premises shown on all plans and specifications approved by Landlord. Provided that Tenant delivers requisitions to Landlord no more than once every sixty (60) days, such progress payments shall be made within sixty (60) days after the delivery to Landlord of requisitions therefor (the date that each requisition is delivered to Landlord being referred to herein as the “Requisition Delivery Date”), signed by an officer of Tenant, which requisitions shall set forth the names of each contractor and subcontractor to whom payment is due, and the amount thereof, and shall be accompanied by (i) copies of partial waivers of lien from all contractors, subcontractors and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a written certification from Tenant that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord, (iii) copies of canceled checks from Tenant’s general contractor evidencing the payment in full of the work for which such requisition is being made, and (iv) such other documents and information as Landlord may reasonably request. Provided true, correct and complete requisitions are made no more often than every sixty (60) days, and provided further that the required accompanying documentation as set forth in this Article 16 is delivered to Landlord with such requisition, such requisition shall be paid by Landlord within sixty (60) days after Landlord’s receipt of the applicable requisition. If only a portion of the requisition is rejected by Landlord as provided in this Article, Landlord shall cause the non-rejected portion of such requisition to be paid within the original sixty (60) day timeframe set forth above. Notwithstanding anything set forth above, Landlord shall review each requisition submitted by Tenant and, within ten (10) business days after the applicable Requisition Delivery Date, either (i) provide written notice to Tenant of Landlord’s approval of such requisition or (ii) provide written notice to Tenant setting forth in reasonable detail any items that in Landlord’s reasonable judgment would prevent payment of such requisition by Landlord in accordance with the provisions set forth herein. If Landlord fails to respond to Tenant’s requisition as set forth above within ten (10) business days after the Requisition Delivery Date, Tenant shall have the right to provide Landlord with a second written notice requesting such approval. Said second written notice shall include in bold uppercase writing that “PURSUANT TO THE SEVENTH AMENDMENT OF LEASE, LANDLORD’S FAILURE TO RESPOND TO THE ENCLOSED REQUISITION WITHIN FIVE (5) BUSINESS DAYS AFTER LANDLORD’S RECEIPT OF THIS REQUEST, SHALL BE DEEMED TO MEAN THAT THE ENCLOSED REQUISIITON IS APPROVED BY LANDLORD.” If Tenant provides the second notice in accordance herewith and Landlord fails to respond to the second notice within five (5) business days after Landlord’s receipt thereof, as Tenant’s sole and exclusive remedy, such requisition shall be deemed approved, subject only to any written comments from Landlord’s lender or said lender’s servicer. All requisitions shall be submitted on AIA Form G702 and G703. All requisitions must be submitted on or before August 31, 2016 (the “28th Floor Final Submission Date”), time being of the essence as to such date. The amounts requested under Tenant’s final requisition of the 28th Floor Work Contribution (which shall include, without limitation, the 5% Retainage (as hereafter defined)) shall not be disbursed until all documentation required under this Article 8, together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for Tenant’s Initial 28th Floor Work and other alterations to the Premises by all Governmental Authorities having jurisdiction thereover (it being acknowledged that a copy of the back of the building permit with “sign-offs” from the applicable inspectors shall satisfy the requirements of this subsection (A)). Notwithstanding anything set forth above to the contrary, the requirements set forth in this subsection (A) shall not be a prerequisite to payment by Landlord of the final requisition of the 28th Floor Work Contribution; provided, however, should Tenant fail to submit the items required by this subsection (A), Landlord shall have the absolute right to retain an amount equal to five percent (5%) of the 28th Floor Work Contribution (“5% Retainage”) until such time as Tenant submits the items required by this subsection (A), (B) final “as-built” plans and specifications for Tenant’s Initial 28th Floor Work and other alterations to the Premises, (C) the issuance of final lien waivers by all contractors, subcontractors and material suppliers (in each case having contracts with a value over $2,000) covering all of Tenant’s Initial 28th Floor Work and other alterations to the Premises, and (D) copies of canceled checks from Tenant’s general contractor evidencing the payment in full of Tenant’s Initial 28th Floor Work and other alterations to the Premises. Notwithstanding anything to the contrary set forth in this Lease, the 28th Floor Work Contribution shall be paid by Landlord in no less than five (5) installments with each installment other than the final installment constituting no more than twenty percent (20%) of the 28th Floor Work Contribution. Notwithstanding anything to the contrary set forth in this Article 8, if Tenant fails to pay when due any sums due and payable to any of Tenant’s contractors or material suppliers, and Tenant shall fail to remove or bond any lien within ten (10)

days after notice from Landlord of such failure, such failure shall constitute an event of default under the Lease without the requirement of any other notice of any kind, and, without limitation of Landlord’s other rights and remedies hereunder, Landlord shall have the right, but not the obligation, to promptly pay to such contractor or supplier all sums so due from Tenant, and sums so paid by Landlord shall be deemed additional rent and shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefor. Under no circumstance (other than in the event of Tenant’s timely exercise of the right of first offer with respect to the 32nd Floor Space in accordance herewith) shall Landlord be required pursuant to this Agreement to contribute in excess of the aggregate of the 28th Floor Work Contribution and the 30th Floor Work Contribution (as hereafter defined). Except in the event that Tenant timely exercises the right of first offer with respect to the 32nd Floor Space in accordance herewith, and except as otherwise expressly set forth in the Lease, any costs in excess of the aggregate of the 28th Floor Work Contribution and the 30th Floor Work Contribution shall be the sole responsibility of Tenant. Tenant shall be entitled to receive a portion of the 28th Floor Work Contribution (which portion shall in no event exceed $84,819.00 (the “28th Floor Maximum Portion”)) not actually expended by Tenant in the performance of Tenant’s Initial 28th Floor Work or Tenant’s other alterations and/or Soft Costs and/or not paid by Landlord as required herein, as a credit against Fixed Rent for the 28th Floor Space, but not additional rent, for the period beginning September 1, 2016 and continuing thereafter until exhausted but only provided on the condition that at the time of application of such credit, (i) Tenant is not then in default under this Lease beyond the expiration of any applicable notice and cure periods, and (ii) Tenant has completed Tenant’s Initial 28th Floor Work and has provided to Landlord reasonable proof that Tenant has paid in full the cost of Tenant’s Initial 28th Floor Work, Tenant’s other alterations to the Premises, and Soft Costs. For the sake of certainty, in the event that as of September 1, 2016 (i.e. the day immediately following the 28th Floor Final Submission Date) with time being of the essence, Tenant shall have failed to requisition (in accordance with the Lease) a portion of the

28th Floor Work Contribution which exceeds the 28th Floor Maximum Portion, Tenant shall forever waive Tenant’s right to receive (in every respect, including, without limitation as a credit and/or as a work contribution) such excess portion of the 28th Floor Work Contribution over and above the 28th Floor Maximum Portion. No portion of the 28th Floor Work Contribution may be assigned by Tenant prior to the actual payment thereof by Landlord. Landlord has made no representations as to the projected cost of Tenant’s Initial 28th Floor Work, Soft Costs, or of Tenant’s other alterations to the Premises.

9.          30th Floor Space. The Premises shall be expanded to include the 30th Floor Space for the period commencing on the date of this Agreement and ending December 31, 2023 (both dates inclusive) (“30th Floor Space Term”). Tenant shall, on the date hereof, take possession of the 30th Floor Space pursuant to the terms of the Lease, in its “as is”, “where is” condition, with all faults; provided however, that the 30th Floor Space shall, on the date hereof, be free of (i) all tenancies and occupants other than Tenant and its employees, agents and subsidiaries, (ii) violations (other than violations caused by Tenant or Tenant’s agents, contractors or employees) that would prevent Tenant from obtaining a work permit for the performance of Tenant’s Initial 30th Floor Work (as hereafter defined), and (iii) asbestos in friable condition. Tenant agrees that if at any time, it uncovers asbestos while making improvements to the 30th Floor Space and the asbestos is not in friable condition, or is or can be encapsulated, then Landlord will have no obligation to remove the asbestos. By way of example, if there is VAT tile, which is covered, or shall be covered by Tenant with other floor covering, Landlord shall have no obligation to remove the VAT tile. If Tenant elects to perform demolition work within the 30th Floor Space, Landlord agrees to obtain for Tenant an ACP-5 for any such work within twenty (20) days after receipt from Tenant of demolition plans for the 30th Floor Space. LANDLORD AND LANDLORD’S AGENTS HAVE MADE NO REPRESENTATION OR WARRANTY TO TENANT, EXPRESS OR IMPLIED, RESPECTING THE CONDITION OF THE 30th FLOOR SPACE LEASED HEREUNDER OR THE BUILDING, INCLUDING WITHOUT LIMITATION (A) ANY IMPLIED OR EXPRESS WARRANTY OF QUALITY, CONDITION OR TENANTABILITY, OR (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. Except for the removal of asbestos in friable condition, if any, (as expressly required pursuant to this Article 9 of this Agreement), Landlord shall not be obligated or required to do any work or make any alterations or decorations or install any fixtures, equipment or improvements or make any repairs or replacements to the 30th Floor Space to prepare or fit the same for Tenant’s use or for any other reason whatsoever. Except as expressly set forth herein, Landlord shall not be obligated or required to pay any work contribution or construction allowance in connection with Tenant’s lease of the 30th Floor Space.

10.         Fixed Rent for 30th Floor Space During 30th Floor Space Term. During the 30th Floor Space Term, Tenant shall pay to Landlord, in accordance with the terms and conditions set forth in the Lease, Fixed Rent for the 30th Floor Space in the amounts set forth below:

Time Period	Fixed Rent per Annum and per Month (30th Floor Space)

Date of this Agreement – December 31, 2014	$542,101.00 per annum ($45,175.08 per month)

January 1, 2015 – December 31, 2015	$555,653.53 per annum ($46,304.46 per month)

January 1, 2016 – December 31, 2016	$569,544.86 per annum ($47,462.07 per month)

January 1, 2017 – December 31, 2017	$583,783.48 per annum ($48,648.62 per month)

January 1, 2018 – December 31, 2018	$598,378.07 per annum ($49,864.84 per month)

January 1, 2019 – December 31, 2019	$638,551.52 per annum ($53,212.63 per month)

January 1, 2020 – December 31, 2020	$654,515.31 per annum ($54,542.94 per month)

January 1, 2021 – December 31, 2021	$670,878.19 per annum ($55,906.52 per month)

January 1, 2022 – December 31, 2022	$687,650.15 per annum ($57,304.18 per month)

January 1, 2023 – December 31, 2023	$704,841.40 per annum ($58,736.78 per month)

Provided and on the condition that Tenant is not then in default under the terms of the Lease beyond any applicable notice and cure periods, Tenant shall be entitled to a one-time credit against the obligation to pay Fixed Rent for the 30th Floor Space only, in the aggregate amount of $180,700.33 (“30th Floor Space Credit”) to be applied only against the Fixed Rent for the 30th Floor Space beginning on the date of this Agreement and continuing thereafter until exhausted. Except for the 30th Floor Space Credit and as otherwise may be expressly set forth herein or elsewhere in the Lease, Tenant shall not be entitled to any free rent, rent abatement, or rent credit of any kind against Tenant’s obligation to pay Fixed Rent for the 30th Floor Space.

11.         Electricity, Water, Sewer and Sprinkler for 30th Floor Space During 30th Floor Term. During the 30th Floor Space Term, Tenant shall pay for all of the following with respect to the 30th Floor Space: (i) electrical use on a ‘submetering’ basis in accordance with Article Twenty-Second of the First Amendment, (ii) water and sewer charges of $102 per month in accordance with Article Twenty-Third of the Original Lease, and (iii) a sprinkler supervisory service charge of $102 per month in accordance with Article Twenty-Fourth of the Original Lease.

12.         Real Estate Taxes for 30th Floor Space During 30th Floor Space Term. During the 30th Floor Space Term, Tenant shall pay real estate tax escalation with respect to the 30th Floor Space in accordance with Article Fifty-Eighth of the Original Lease except that (i) the base tax year shall be the New York City real estate tax year commencing July 1, 2014 and ending June 30, 2015, (ii) the base tax year and each of the comparative years’ taxes shall be calculated without giving effect to any tax abatement or exemption, and (iii) The Percentage for the 30th Floor Space shall be 2.47%.

13.         Additional Rent for 30th Floor Space During 30th Floor Space Term. In addition to the Fixed Rent and specific items of additional rent set forth above, during the 30th Floor Space Term, Tenant shall be responsible for all additional rent with respect to the 30th Floor Space as set forth in the Lease. Except as otherwise may be expressly set forth herein or elsewhere in the Lease, Tenant shall not be entitled to any free rent, rent abatement, or rent credit of any kind against Tenant’s obligation to pay additional rent for the 30th Floor Space.

14.         Work Contribution (30th Floor Space). Provided Tenant shall not be in default under this Lease beyond the expiration of any applicable notice and cure periods, Landlord shall contribute as hereinafter provided an amount (“30th Floor Work Contribution”) not to exceed a maximum of $441,245.00 toward (a) Tenant’s actual “hard costs” of performing and completing Tenant’s build out of the 30th Floor Space (“Tenant’s Initial 30th Floor Work”), which Tenant’s Initial 30th Floor Work shall be subject to the Tenant alteration provisions of the Lease (including, without limitation, the requirement that Tenant obtain Landlord’s prior written consent thereto), (b) “Soft Costs” incurred in connection with Tenant’s Initial 30th Floor Work, including architectural and engineering fees and other soft costs incurred in connection with Tenant’s Initial 30th Floor Work (Soft Costs shall mean the cost of space planning, engineering and design costs, third party construction management fees, permitting, furniture, moving and other soft costs and data and voice equipment, cabling, wiring and related expenses), and (c) the actual Hard Costs and/or Soft Costs of any other alterations being performed by

Tenant to the Premises on any floor of the Premises (which alterations shall be subject to the Tenant alteration provisions of the Lease (including, without limitation, the requirement that Tenant obtain Landlord’s prior written consent thereto)).

Provided that the Lease is in full force and effect and no event of default shall have occurred and is continuing hereunder beyond the expiration of any applicable notice and cure periods, and provided further that there are no outstanding mechanic’s lien, financing statement or other lien, charge or order in existence filed against Landlord, or against all or any portion of the Premises, or the Building due to any act or omission of Tenant or any of Tenant’s contractors or affiliates that has not been actually released and discharged of record or bonded or insured over to the reasonable satisfaction of Landlord, Landlord shall make progress payments to Tenant on account of the 30th Floor Work Contribution on a periodic basis as set forth below in reimbursement of the cost of the work performed by or on behalf of Tenant and paid for by Tenant for Tenant’s Initial 30th Floor Work and/or other alterations to the Premises (and not previously reimbursed out of disbursements from the 30th Floor Work Contribution). Concurrently with a request by Tenant for reimbursement out of the 30th Floor Work Contribution, Tenant shall provide documentation to Landlord evidencing that Tenant has retained a portion of the total amounts then due to Tenant’s general contractor which portion shall not be less than (a) ten percent (10%) until at least fifty percent (50%) of the Tenant’s Initial 30th Floor Work and/or other alterations to the Premises have been substantially completed and (b) five percent (5%) until all of Tenant’s Initial 30th Floor Work and/or other alterations to the Premises have been substantially completed. Each of Landlord’s progress payments will be limited to an amount equal to (a) the aggregate amounts theretofore paid by Tenant (as certified by an authorized officer of Tenant) to Tenant’s contractors, subcontractors and material suppliers (excluding any payments for which Tenant has previously been reimbursed out of previous disbursements from 30th Floor Work Contribution), multiplied by (b) a fraction (which shall not exceed 1.0), the numerator of which is the amount of 30th Floor Work Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for Tenant’s Initial 30th Floor Work and other alterations to the Premises, then Landlord’s reasonable estimate thereof) for the performance of all of Tenant’s Initial 30th Floor Work and other alterations to the Premises shown on all plans and specifications approved by Landlord. Provided that Tenant delivers requisitions to Landlord no more than once every sixty (60) days, such progress payments shall be made within sixty (60) days after the delivery to Landlord of requisitions therefor, signed by an officer of Tenant, which requisitions shall set forth the names of each contractor and subcontractor to whom payment is due, and the amount thereof, and shall be accompanied by (i) copies of partial waivers of lien from all contractors, subcontractors and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a written certification from Tenant that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord, (iii) copies of canceled checks from Tenant’s general contractor evidencing the payment in full of the work for which such requisition is being made, and (iv) such other documents and information as Landlord may reasonably request. Provided true, correct and complete requisitions are made no more often than every sixty (60) days, and provided further that the required accompanying documentation as set forth in this Article 16 is delivered to Landlord with such requisition, such requisition shall be paid by Landlord within sixty (60) days after Landlord’s receipt of the applicable requisition. If only a portion of the requisition is rejected by Landlord as provided in this Article, Landlord shall cause the non-rejection portion of such requisition to be paid within the original sixty (60) day timeframe set forth above. Notwithstanding anything set forth above, Landlord shall review each requisition submitted by Tenant and, within ten (10) business days after the applicable Requisition Delivery Date either (i) provide written notice to Tenant of Landlord’s approval of such requisition or (ii) provide written notice to Tenant setting forth in reasonable detail any items that in Landlord’s reasonable judgment would prevent payment of such requisition by Landlord in accordance with the provisions set forth herein. If Landlord fails to respond to Tenant’s requisition as set forth above within ten (10) business days after the Requisition Delivery Date, Tenant shall have the right to provide Landlord with a second written notice requesting such approval. Said second written notice shall include in bold uppercase writing that “PURSUANT TO THE SEVENTH AMENDMENT OF LEASE, LANDLORD’S FAILURE TO RESPOND TO THE ENCLOSED REQUISITION WITHIN FIVE (5) BUSINESS DAYS AFTER LANDLORD’S RECEIPT OF THIS REQUEST, SHALL BE DEEMED TO MEAN THAT THE ENCLOSED REQUISIITON IS APPROVED BY LANDLORD.” If Tenant provides the second notice in accordance herewith and Landlord fails to respond to the second notice within five (5) business days after Landlord’s receipt thereof, as Tenant’s sole and exclusive remedy, such requisition shall be deemed approved, subject only to any written comments from Landlord’s lender or said lender’s servicer. All requisitions shall be submitted on AIA Form G702 and G703. All requisitions must be submitted on or before August 31, 2016 (the “30th Floor Final Submission Date”), time being of the essence as to such date. The amounts requested under Tenant’s final requisition of the 30th Floor Work Contribution (which shall include, without limitation, the 5% Retainage (as hereafter defined)) shall not be disbursed until all documentation required under this Article 8, together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for Tenant’s Initial 30th Floor Work and other alterations to the Premises by all Governmental Authorities having jurisdiction thereover (it being acknowledged that a copy of the back of the building permit with “sign-offs” from the applicable inspectors shall satisfy the requirements of this subsection (A)). Notwithstanding anything set forth above to the contrary, the requirements set forth in this subsection (A) shall not be a prerequisite to payment by Landlord of the final requisition of the 30th Floor Work Contribution; provided, however, should Tenant fail to submit the items required by this subsection (A), Landlord shall have the absolute right to retain an amount equal to five percent (5%) of the 30th Floor Work Contribution (“5% Retainage”) until such time as Tenant submits the items required by this subsection (A), (B) final “as-built” plans and specifications for Tenant’s Initial 30th Floor Work and other alterations to the Premises, (C) the issuance of final lien waivers by all contractors, subcontractors and material suppliers (in each case having contracts with a value over $2,000) covering all of Tenant’s Initial 30th Floor Work and other alterations to the Premises, and (D) copies of canceled checks from Tenant’s general contractor evidencing the payment in full of Tenant’s Initial 30th Floor Work and other alterations to the Premises. Notwithstanding anything to the contrary set forth in this Lease, the 30th Floor Work Contribution shall be paid by Landlord in no less than five (5) installments with each installment other than the final installment constituting no more than twenty percent (20%) of the 30th Floor Work Contribution. Notwithstanding anything to the contrary set forth in this Article 14, if Tenant fails to pay when due any sums due and payable to any of Tenant’s contractors or material suppliers, and Tenant shall fail to remove or bond any lien within ten (10) days after notice from Landlord of such failure, such failure shall constitute an event of default under the Lease without the requirement of any other notice of any kind, and, without limitation of Landlord’s other rights and remedies hereunder, Landlord shall have the right, but not the obligation, to promptly pay to such contractor or supplier all sums so due from Tenant, and sums so paid by Landlord shall be deemed additional rent and shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefor. Under no circumstance (other than in the event of Tenant’s timely exercise of the right of first offer with respect to the 32nd Floor Space in accordance herewith) shall Landlord be required pursuant to this Agreement to contribute in excess of the aggregate of the 28th Floor Work Contribution and the 30th Floor Work Contribution. Except in the event that Tenant timely exercises the right of first offer with respect to the 32nd Floor Space in accordance herewith, and except as otherwise expressly set forth in the Lease, any costs in excess of the aggregate of the 28th Floor Work Contribution and the 30th Floor Work Contribution shall be the sole responsibility of Tenant. Tenant shall be entitled to receive a portion of the 30th Floor Work Contribution (which portion shall in no event exceed $88,249.00 (the “30th Floor Maximum Portion”)) not actually expended by

Tenant in the performance of Tenant’s Initial 30th Floor Work or Tenant’s other alterations and/or Soft Costs and/or not paid by Landlord as required herein, as a credit against Fixed Rent for the 30th Floor Space, but not additional rent, for the period beginning September 1, 2016 and continuing thereafter until exhausted but only provided on the condition that at the time of application of such credit, (i) Tenant is not then in default under this Lease beyond the expiration of any applicable notice and cure periods, and (ii) Tenant has completed Tenant’s Initial 30th Floor Work and has provided to Landlord reasonable proof that Tenant has paid in full the cost of Tenant’s Initial 30th Floor Work, Tenant’s other alterations to the Premises, and Soft Costs. For the sake of certainty, in the event that as of September 1, 2016 (i.e. the day immediately following the 30th Floor Final Submission Date) with time being of the essence, Tenant shall have failed to requisition (in accordance with the Lease) a portion of the 30th Floor Work Contribution which exceeds the 30th Floor Maximum Portion, Tenant shall forever waive Tenant’s right to receive (in every respect, including, without limitation as a credit and/or as a work contribution) such excess portion of the 30th Floor Work Contribution over and above the 30th Floor Maximum Portion. No portion of the 30th Floor Work Contribution may be assigned by Tenant prior to the actual payment thereof by Landlord. Landlord has made no representations as to the projected cost of Tenant’s Initial 30th Floor Work, Soft Costs, or of Tenant’s other alterations to the Premises.

15.         Increase in Security Deposit. Article Thirty-Eighth of the Original Lease as amended prior to the date hereof is hereby further amended to reflect that effective as of the date hereof, the security deposit under the Lease shall be increased by the sum of $88,594.33. Concurrently herewith, Tenant has delivered to Landlord the sum of $88,594.33 so as to increase the security deposit pursuant to the preceding sentence. From and after the Effective Date, the security deposit (as increased hereby) shall continue to be maintained by Landlord pursuant to Article Thirty-Eighth of the Original Lease as amended prior to the date hereof and as further amended hereby.

16.         Renewal Option with Respect to 28th Floor Space and 30th Floor Space.

Tenant’s one (1) time option to renew the term of the Lease for a term of five (5) years, as set forth in Article 14 of the Third Amendment, shall apply and extend to Tenant’s lease of each of the 28th Floor Space and the 30th Floor Space except that the renewal term shall mean the period commencing January 1, 2024 and ending December 31, 2028 (said renewal term with respect to the 28th Floor Space herein being referred to as the “28th Floor Renewal Term” and said renewal term with respect to the 30th Floor Space herein being referred to as the “30th Floor Renewal Term”). Each such option shall be subject to Tenant’s satisfaction of all of the conditions set forth in Article 14 of the Third Amendment, including, without limitation, (i) that this Lease is in full force and effect and that no default exists hereunder beyond the expiration of any applicable notice and cure periods at the time of delivery of the Renewal Notice or on January 1, 2024, (ii) that Tenant has already renewed for a term of five (5) years leases in the Building aggregating no less than eight (8) full floors, and (iii) that Tenant delivers the Renewal Notice by no later than December 31, 2022. Once Tenant delivers the Renewal Notice (with respect to the 28th Floor Space and/or the 30th Floor Space), such Renewal Notice shall not under any circumstance be revocable by Tenant. For the sake of certainty, nothing contained herein shall in any way modify the Renewal Option with respect to portions of the Premises other than the 28th Floor Space and the 30th Floor Space.

The Renewal Option for the 28th Floor Space shall be on all of the same terms, covenants and conditions set forth in the Lease except that during the 28th Floor Renewal Term (i) Landlord shall have no obligation to perform any work in the Premises; (ii) Tenant shall not be entitled to any Landlord work contribution or Landlord construction allowance; (iii) Tenant shall not be entitled to any free rent, rent credit, concession or abatement; (iv) Tenant shall have no option to renew or extend the term of the Lease with respect to the 28th Floor Space to beyond December 31, 2028; and (v) Fixed Rent during the 28th Floor Renewal Term for the 28th Floor Space shall be as follows:

Fixed Rent during Renewal Term for 28th Floor Space
Time Period	Fixed Rent Per Annum	Fixed Rent Per Month
January 1, 2024 – December 31, 2024	$745,190.73	$62,099.23
January 1, 2025 – December 31, 2025	$763,820.50	$63,651.71
January 1, 2026 – December 31, 2026	$782,916.01	$65,243.00
January 1, 2027 – December 31, 2027	$802,488.91	$66,874.08
January 1, 2028 – December 31, 2028	$822,551.14	$68,545.93

The Renewal Option for the 30th Floor Space shall be on all of the same terms, covenants and conditions set forth in the Lease except that during the 30th Floor Renewal Term (i) Landlord shall have no obligation to perform any work in the

Premises; (ii) Tenant shall not be entitled to any Landlord work contribution or Landlord construction allowance; (iii) Tenant shall not be entitled to any free rent, rent credit, concession or abatement; (iv) Tenant shall have no option to renew or extend the term of the Lease with respect to the 30th Floor Space to beyond December 31, 2028; and (v) Fixed Rent during the 30th Floor Renewal Term for the 30th Floor Space shall be as follows:

Fixed Rent during Renewal Term for 30th Floor Space
Time Period	Fixed Rent Per Annum	Fixed Rent Per Month
January 1, 2024 – December 31, 2024	$775,325.54	$64,610.46
January 1, 2025 – December 31, 2025	$794,708.68	$66,225.72
January 1, 2026 – December 31, 2026	$814,576.40	$67,881.37
January 1, 2027 – December 31, 2027	$834,940.81	$69,578.40
January 1, 2028 – December 31, 2028	$855,814.33	$71,317.86

With respect to the 28th Floor Space during the 28th Floor Renewal Term and with respect to the 30th Floor Space during the 30th Floor Renewal Term, Tenant shall be responsible for all additional rent including, without limitation, water, sewer and sprinkler charges, electricity charges, and real estate tax escalation as set forth in the Lease, and for purposes of calculating said real estate tax escalation, the base year shall not be changed.

17.         Right of First Offer to Lease 32nd Floor Space.

Provided that (i) this Lease is in full force and effect, (ii) Tenant is not then in default of this Lease beyond any applicable notice and cure periods, and (iii) Tenant is then in actual physical occupancy of at least ninety percent (90%) of the Premises (unless Tenant is not in occupancy due to casualty, condemnation or other causes beyond Tenant’s reasonable control), if on or before April 1, 2015, Landlord determines to offer for lease to a third-party tenant all (but not merely one or more portions) of the 32nd Floor Space (which 32nd Floor Space is more particularly described in Exhibit C to this Agreement), Landlord shall, before entering into a written lease of the entire 32nd Floor Space with a third party tenant, first send a notice to Tenant (the “Offer Notice”) stating that Landlord intends to offer for lease the 32nd Floor Space, and specifying the date or estimated date that the 32nd Floor Space shall be delivered to Tenant which date shall not be more than six (6) months after the date of delivery to Tenant of the Offer Notice. Tenant shall then have the one-time right, exercisable within twenty (20) days after Tenant’s receipt of the Offer Notice, time being of the essence, to notify Landlord in writing of Tenant’s desire to lease the 32nd Floor Space (“Exercise Notice”). If Tenant timely provides Landlord with the Exercise Notice, Tenant shall be deemed to have elected to lease the 32nd Floor Space on all of the terms and conditions hereafter set forth without any modification thereto:

(a) The Premises shall be expanded to include the 32nd Floor Space for the period commencing on the date that Landlord delivers the 32nd Floor Space to Tenant (“32nd Floor Space Commencement Date”) and ending on December 31, 2023 (the “32nd Floor Space Expiration Date”) (both dates inclusive) (“32nd Floor Space Term”).

Tenant shall, on the 32nd Floor Space Commencement Date, take possession of the 32nd Floor Space pursuant to the terms of the Lease, in its “as is”, “where is” condition, with all faults; provided however, that the 32nd Floor Space shall, on the 32nd Floor Space Commencement Date be free of (i) all tenancies and occupants other than Tenant and its employees, agents and subsidiaries, (ii) violations (other than violations caused by Tenant or Tenant’s agents, contractors or employees) that would prevent Tenant from obtaining a work permit for the performance of Tenant’s Initial 32nd Floor Work (as hereafter defined), and (iii) asbestos in friable condition. Tenant agrees that if at any time, it uncovers asbestos while making improvements to the 32nd Floor Space and the asbestos is not in friable condition, or is or can be encapsulated, then Landlord will have no obligation to remove the asbestos. By way of example, if there is VAT tile, which is covered, or shall be covered by Tenant with other floor covering, Landlord shall have no obligation to remove the VAT tile. If Tenant elects to perform demolition work within the 32nd Floor Space, Landlord agrees to obtain for Tenant an ACP-5 for any such work within twenty (20) days after receipt from Tenant of demolition plans for the 32nd Floor Space. LANDLORD AND LANDLORD’S AGENTS HAVE MADE NO REPRESENTATION OR WARRANTY TO TENANT, EXPRESS OR IMPLIED, RESPECTING THE CONDITION OF THE 32nd FLOOR SPACE LEASED HEREUNDER OR THE BUILDING, INCLUDING WITHOUT LIMITATION (A) ANY IMPLIED OR EXPRESS WARRANTY OF QUALITY, CONDITION OR TENANTABILITY, OR (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. Except for the removal of asbestos in friable condition, if any, (as expressly required pursuant to this Article 17 of this Agreement),

Landlord shall not be obligated or required to do any work or make any alterations or decorations or install any fixtures, equipment or improvements or make any repairs or replacements to the 32nd Floor Space to prepare or fit the same for Tenant’s use or for any other reason whatsoever. Except as expressly set forth herein, Landlord shall not be obligated or required to pay any work contribution or construction allowance in connection with Tenant’s lease of the 32nd Floor Space.

(b)          During the 32nd Floor Space Term, Tenant shall pay to Landlord, in accordance with the terms and conditions set forth in the Lease, Fixed Rent for the 32nd Floor Space in the amounts set forth below:

Time Period	Fixed Rent per Annum and per Month (32nd Floor Space)

32nd Floor Space Commencement Date – day immediately preceding the one year anniversary of the 32nd Floor Space Commencement Date	$542,101.00 per annum ($45,175.08 per month)

One year anniversary of 32nd Floor Space Commencement Date – day immediately preceding the two year anniversary of the 32nd Floor Space Commencement Date	$555,653.53 per annum ($46,304.46 per month)

Two year anniversary of 32nd Floor Space Commencement Date – day immediately preceding the three year anniversary of the 32nd Floor Space Commencement Date	$569,544.86 per annum ($47,462.07 per month)

Three year anniversary of 32nd Floor Space Commencement Date – day immediately preceding the four year anniversary of the 32nd Floor Space Commencement Date	$583,783.48 per annum ($48,648.62 per month)

Four year anniversary of 32nd Floor Space Commencement Date – day immediately preceding the five year anniversary of the 32nd Floor Space Commencement Date	$598,378.07 per annum ($49,864.84 per month)

Time Period	Fixed Rent per Annum and per Month (32nd Floor Space)

Five year anniversary of 32nd Floor Space Commencement Date – day immediately preceding the six year anniversary of the 32nd Floor Space Commencement Date	$638,551.52 per annum ($53,212.63 per month)

Six year anniversary of 32nd Floor Space Commencement Date – earlier of (i) December 31, 2023 and (ii) day immediately preceding the seven year anniversary of the 32nd Floor Space Commencement Date	$654,515.31 per annum ($54,542.94 per month)

*Seven year anniversary of 32nd Floor Space Commencement Date – earlier of (i) December 31, 2023, and (ii) day immediately preceding the eight year anniversary of the 32nd Floor Space Commencement Date	$670,878.19 per annum ($55,906.52 per month)

** Eight year anniversary of 32nd Floor Space Commencement Date – earlier of (i) December 31, 2023 and (ii) day immediately preceding the nine year anniversary of the 32nd Floor Space Commencement Date	$687,650.15 per annum ($57,304.18 per month)

***Nine year anniversary of 32nd Floor Space Commencement Date – December 31, 2023	$704,841.41 per annum ($58,736.78 per month)

*Only if seven year anniversary of 32nd Floor Space Commencement Date occurs prior to December 31, 2023.

**Only if eight year anniversary of 32nd Floor Space Commencement Date occurs prior to December 31, 2023.

***Only if nine year anniversary of 32nd Floor Space Commencement Date occurs prior to December 31, 2023.

Provided and on the condition that Tenant is not then in default under the terms of the Lease beyond any applicable notice and cure periods, Tenant shall be entitled to a one-time credit against the obligation to pay Fixed Rent for the 32nd Floor Space only, in the aggregate amount of $180,700.33 (“32nd Floor Space Credit”) to be applied only against the Fixed Rent for the 32nd Floor Space beginning on the 32nd Floor Space Commencement Date and continuing thereafter until exhausted. Except for the 32nd Floor Space Credit and as otherwise may be expressly set forth herein or elsewhere in the Lease, Tenant shall not be entitled to any free rent, rent abatement, or rent credit of any kind against Tenant’s obligation to pay Fixed Rent for the 32nd Floor Space.

(c)          During the 32nd Floor Space Term, Tenant shall pay for all of the following with respect to the 32nd Floor Space: (i) electrical use on a ‘submetering’ basis in accordance with Article Twenty-Second of the First Amendment, (ii) water and sewer charges of $102 per month in accordance with Article Twenty-Third of the Original Lease, and (iii) a sprinkler supervisory service charge of $102 per month in accordance with Article Twenty-Fourth of the Original Lease.

(d)          During the 32nd Floor Space Term, Tenant shall pay real estate tax escalation with respect to the 32nd Floor Space in accordance with Article Fifty-Eighth of the Original Lease except that (i) the base tax year shall be the New York City real estate tax year commencing on July 1 of the year in which occurs the 32nd Floor Space Commencement Date and ending June 30 of the following year, (ii) the base tax year and each of the comparative years’ taxes shall be calculated without giving effect to any tax abatement or exemption, and (iii) The Percentage for the 32nd Floor Space shall be 2.47%.

(e)          In addition to the Fixed Rent and specific items of additional rent set forth above, during the 32nd Floor Space Term, Tenant shall be responsible for all additional rent with respect to the 32nd Floor Space as set forth in the Lease. Except as otherwise may be expressly set forth herein or elsewhere in the Lease, Tenant shall not be entitled to any free rent, rent abatement, or rent credit of any kind against Tenant’s obligation to pay additional rent for the 32nd Floor Space.

(f)          Provided Tenant shall not be in default under this Lease beyond the expiration of any applicable notice and cure periods (and further provided Tenant has timely exercised the right of first offer with respect to the 32nd Floor Space in accordance with this Article 17), Landlord shall contribute as hereinafter provided an amount (“32nd Floor Work Contribution”) not to exceed a maximum of $441,245.00 toward (a) Tenant’s actual “hard costs” of performing and completing Tenant’s build out of the 32nd Floor Space (“Tenant’s Initial 32nd Floor Work”), which Tenant’s Initial 32nd Floor Work shall be subject to the Tenant alteration provisions of the Lease (including, without limitation, the requirement that Tenant obtain Landlord’s prior written consent thereto), (b) “Soft Costs” incurred in connection with Tenant’s Initial 32nd Floor Work, including architectural and engineering fees and other soft costs incurred in connection with Tenant’s Initial 32nd Floor Work (Soft Costs shall mean the cost of space planning, engineering and design costs, third party construction management fees, permitting, furniture, moving and other soft costs and data and voice equipment, cabling, wiring and related expenses), and (c) the actual Hard Costs and/or Soft Costs of any other alterations being performed by Tenant to the Premises on any floor of the Premises (which alterations shall be subject to the Tenant alteration provisions of the Lease (including, without limitation, the requirement that Tenant obtain Landlord’s prior written consent thereto)).

Provided that the Lease is in full force and effect and no event of default shall have occurred and is continuing hereunder beyond the expiration of any applicable notice and cure periods, and provided further that there are no outstanding mechanic’s lien, financing statement or other lien, charge or order in existence filed against Landlord, or against all or any portion of the Premises, or the Building due to any act or omission of Tenant or any of Tenant’s contractors or affiliates that has not been actually released and discharged of record or bonded or insured over to the reasonable satisfaction of Landlord, Landlord shall make progress payments to Tenant on account of the 32nd Floor Work Contribution on a periodic basis as set forth below in reimbursement of the cost of the work performed by or on behalf of Tenant and paid for by Tenant for Tenant’s Initial 32nd Floor Work and/or other alterations to the Premises (and not previously reimbursed out of disbursements from the 30th Floor Work Contribution). Concurrently with a request by Tenant for reimbursement out of the 32nd Floor Work Contribution, Tenant shall provide documentation to Landlord evidencing that Tenant has retained a portion of the total amounts then due to Tenant’s general contractor which portion shall not be less than (a) ten percent (10%) until at least fifty percent (50%) of the Tenant’s Initial 32nd Floor Work and/or other alterations to the Premises have been substantially completed and (b) five percent (5%) until all of Tenant’s Initial 32nd Floor Work and/or other alterations to the Premises have been substantially completed. Each of Landlord’s progress payments will be limited to an amount equal to (a) the aggregate amounts theretofore paid by Tenant (as certified by an authorized officer of Tenant) to Tenant’s contractors, subcontractors and material suppliers (excluding any payments for which Tenant has previously been reimbursed out of previous disbursements from 32nd Floor Work Contribution), multiplied by (b) a fraction (which shall not exceed 1.0), the numerator of which is the amount of 32nd

Floor Work Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for Tenant’s Initial 32nd Floor Work and other alterations to the Premises, then Landlord’s reasonable estimate thereof) for the performance of all of Tenant’s Initial 32nd Floor Work and other alterations to the Premises shown on all plans and specifications approved by Landlord. Provided that Tenant delivers requisitions to Landlord no more than once every sixty (60) days, such progress payments shall be made within sixty (60) days after the delivery to Landlord of requisitions therefor, signed by an officer of Tenant, which requisitions shall set forth the names of each contractor and subcontractor to whom payment is due, and the amount thereof, and shall be accompanied by (i) copies of partial waivers of lien from all contractors, subcontractors and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a written certification from Tenant that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord, (iii) copies of canceled checks from Tenant’s general contractor evidencing the payment in full of the work for which such requisition is being made, and (iv) such other documents and information as Landlord may reasonably request. Provided true, correct and complete requisitions are made no more often than every sixty (60) days, and provided further that the required accompanying documentation as set forth in this Article 17 is delivered to Landlord with such requisition, such requisition shall be paid by Landlord within sixty (60) days after Landlord’s receipt of the applicable requisition. If only a portion of the requisition is rejected by Landlord as provided in this Article, Landlord shall cause the non-rejected portion of such requisition to be paid within the original sixty (60) day timeframe set forth above. Notwithstanding anything set forth above, Landlord shall review each requisition submitted by Tenant and, within ten (10) business days after the applicable Requisition Delivery Date either (i) provide written notice to Tenant of Landlord’s approval of such requisition or (ii) provide written notice to Tenant setting forth in reasonable detail any items that in Landlord’s reasonable judgment would prevent payment of such requisition by Landlord in accordance with the provisions set forth above. If Landlord fails to respond to Tenant’s requisition as set forth above within ten (10) business days after the Requisition Delivery Date, Tenant shall have the right to provide Landlord with a second written notice requesting such approval. Said second written notice shall include in bold uppercase writing that “PURSUANT TO THE SEVENTH AMENDMENT OF LEASE, LANDLORD’S FAILURE TO RESPOND TO THE ENCLOSED REQUISITION WITHIN FIVE (5) BUSINESS DAYS AFTER LANDLORD’S RECEIPT OF THIS REQUEST, SHALL BE DEEMED TO MEAN THAT THE ENCLOSED REQUISIITON IS APPROVED BY LANDLORD.” If Tenant provides the second notice in accordance herewith and Landlord fails to respond to the second notice within five (5) business days after Landlord’s receipt thereof, as Tenant’s sole and exclusive remedy, such requisition shall be deemed approved, subject only to any written comments from Landlord’s lender or said lender’s servicer. All requisitions shall be submitted on AIA Form G702 and G703. All requisitions must be submitted on or before the last day of the twenty-eighth (28th) full calendar month following the 32nd Floor Space Commencement Date (the “32nd Floor Final Submission Date”), time being of the essence as to such date. The amounts requested under Tenant’s final requisition of the 32nd Floor Work Contribution (which shall include, without limitation, the 5% Retainage (as hereafter defined)) shall not be disbursed until all documentation required under this Article 17, together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for Tenant’s Initial 32nd Floor Work and other alterations to the Premises by all Governmental Authorities having jurisdiction thereover (it being acknowledged that a copy of the back of the building permit with “sign-offs” from the applicable inspectors shall satisfy the requirements of this subsection (A)). Notwithstanding anything set forth above to the contrary, the requirements set forth in this subsection (A) shall not be a prerequisite to payment by Landlord of the final requisition of the 32nd Floor Work Contribution; provided, however, should Tenant fail to submit the items required by this subsection (A), Landlord shall have the absolute right to retain an amount equal to five percent (5%) of the 32nd Floor Work Contribution (“5% Retainage”) until such time as Tenant submits the items required by this subsection (A), (B) final “as-built” plans and specifications for Tenant’s Initial 32nd Floor Work and other alterations to the Premises, (C) the issuance of final lien waivers by all contractors, subcontractors and material suppliers (in each case having contracts with a value over $2,000) covering all of Tenant’s Initial 32nd Floor Work and other alterations to the Premises, and (D) copies of canceled checks from Tenant’s general contractor evidencing the payment in full of Tenant’s Initial 32nd Floor Work and other alterations to the Premises. Notwithstanding anything to the contrary set forth in this Lease, the 32nd Floor Work Contribution shall be paid by Landlord in no less than five (5) installments with each installment other than the final installment constituting no more than twenty percent (20%) of the 32nd Floor Work Contribution. Notwithstanding

anything to the contrary set forth in this Article 17, if Tenant fails to pay when due any sums due and payable to any of Tenant’s contractors or material suppliers, and Tenant shall fail to remove or bond any lien within ten (10) days after notice from Landlord of such failure, such failure shall constitute an event of default under the Lease without the requirement of any other notice of any kind, and, without limitation of Landlord’s other rights and remedies hereunder, Landlord shall have the right, but not the obligation, to promptly pay to such contractor or supplier all sums so due from Tenant, and sums so paid by Landlord shall be deemed additional rent and shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefor. Under no circumstance shall Landlord be required pursuant to this Article 17 to contribute in excess of the 32nd Floor Work Contribution. Except if payable as part of the 28th Floor Work Contribution or the 30th Floor Work Contribution, and except as otherwise expressly set forth in the Lease, any costs in excess of the 32nd Floor Work Contribution shall be the sole responsibility of Tenant. Tenant shall be entitled to receive a portion of the 32nd Floor Work Contribution (which portion shall in no event exceed $88,249.00 (the “32nd Floor Maximum Portion”)) not actually expended by Tenant in the performance of Tenant’s Initial 32nd Floor Work or Tenant’s other alterations and/or Soft Costs and/or not paid by Landlord as required herein, as a credit against Fixed Rent for the 32nd Floor Space, but not additional rent, for the period beginning on the day immediately following the 32nd Floor Final Submission Date and continuing thereafter until exhausted, but only provided on the condition that at the time of application of such credit, (i) Tenant is not then in default under this Lease beyond the expiration of any applicable notice and cure periods, and (ii) Tenant has completed Tenant’s Initial 32nd Floor Work and has provided to Landlord reasonable proof that Tenant has paid in full the cost of Tenant’s Initial 32nd Floor Work, Tenant’s other alterations to the Premises, and Soft Costs. For the sake of certainty, in the event that as of the day immediately following the 32nd Floor Final Submission Date, with time being of the essence, Tenant shall have failed to requisition (in accordance with the Lease) a portion of the 32nd Floor Work Contribution which exceeds the 32nd Floor Maximum Portion, Tenant shall forever waive Tenant’s right to receive (in every respect, including, without limitation as a credit and/or as a work contribution) such excess portion of the 32nd Floor Work Contribution over and above the 32nd Floor Maximum Portion. No portion of the 32nd Floor Work Contribution may be assigned by Tenant prior to the actual payment thereof by Landlord. Landlord has made no representations as to the projected cost of Tenant’s Initial 32nd Floor Work, Soft Costs, or of Tenant’s other alterations to the Premises.

To the extent not in conflict with subsections (a) through (f) above, Tenant’s lease of the 32nd Floor Space shall be on the terms and conditions set forth in the Lease (it being understood that if and to the extent of any inconsistency between subsections (a) through (f) above and the terms set forth in the Lease, the subsections (a) through (f) above shall prevail as to the lease of the 32nd Floor Space). In the event Tenant fails to provide the Exercise Notice to Landlord within the above described twenty (20) day period, time being of the essence, then, except as expressly set forth in the last paragraph of this Article 17, if applicable, Landlord shall thereafter be free for the remainder of the term of the Lease (and any renewal term) to lease the 32nd Floor Space to any third party or parties at such rent and upon such conditions as Landlord may determine in Landlord’s sole and absolute discretion, and this Article 17 shall be of no force or effect.

Once Tenant delivers the Exercise Notice to Landlord, Tenant shall not, under any circumstance except as expressly set forth below, have the right to revoke the Exercise Notice.

Notwithstanding the Tenant’s timely delivery of the Exercise Notice, Landlord shall not be obligated to lease the 32nd Floor Space to Tenant if at the time Landlord would otherwise tender possession of the 32nd Floor Space to Tenant, Tenant is in default under the Lease beyond any applicable notice and cure periods. In such event, Landlord may provide Tenant with a written notice (“Revocation Notice”) revoking the Exercise Notice. If Landlord provides the Revocation Notice, Tenant shall have no right to lease the 32nd Floor Space and (a) Landlord shall thereafter be free for the remainder of the term of the Lease (and any renewal term) to lease the 32nd Floor Space to any third party or parties at such rent and upon such conditions as Landlord may determine in Landlord’s sole and absolute discretion, and this Article 17 (including, without limitation, the last paragraph of this Article 17), shall be of no force or effect, and (b) any amendment of the Lease respecting such 32nd Floor Space shall automatically be null and void and, upon request from either party, the parties shall confirm same in writing.

If the 32nd Floor Space is occupied, (i) Landlord’s delivery of the 32nd Floor Space to Tenant shall be subject to Landlord’s regaining possession thereof from the tenant(s) then occupying same, and (ii) if any existing tenant(s) of any portion of the 32nd Floor Space fails to vacate said portion within thirty (30) days after the expiration date of such existing tenant’(s’) lease(s), Landlord shall endeavor to cause such existing tenant(s) to so vacate (either by commencing a holdover proceeding or through such other legally permissible means), but in any event, Landlord shall not be liable to Tenant if Landlord is unable to obtain possession of the 32nd Floor Space in a timely fashion for any reason; provided, that if Landlord is delayed in delivering the 32nd Floor Space to Tenant for four (4) months or more following the delivery date or estimated delivery date specified in the Offer Notice, Landlord and Tenant shall each have the absolute right (which right shall be Tenant’s only remedy therefor) to rescind its Offer Notice (in the case of Landlord) or Exercise Notice (in the case of Tenant) by delivery of written notice of rescission to the other party at any time after such four (4) month period but prior to Landlord’s delivery of the 32nd Floor Space to Tenant, whereupon, (a) Landlord shall thereafter be free for the remainder of the term of the Lease (and any renewal term) to lease the 32nd Floor Space to any third party or parties at such rent and upon such conditions as Landlord may determine in Landlord’s sole and absolute discretion, and this Article 17 (including, without limitation, the last paragraph of this Article 17), shall be of no force or effect, and (b) any amendment of the Lease respecting such 32nd Floor Space shall automatically be null and void and, upon request from either party, the parties shall confirm same in writing.

The rights conferred upon Tenant pursuant this Article 17 are personal to Tenant and are not assignable or transferable to any third party or parties.

Tenant’s rights under this Article 17 shall be subject and subordinate to any and all options, rights of first offer and/or rights of first refusal and/or expansion rights and other like rights heretofore granted by Landlord to tenants of the Building under leases of space in the Building in existence on the date hereof, as well as to Landlord’s absolute right, in Landlord’s absolute discretion, (i) to renew or extend any existing lease(s) covering all or any portion of the 32nd Floor Space to the then tenant(s) of all or a portion thereof, or (ii) to expand the rentable area of the demised premises leased under now-existing leases (as the same may theretofore have been renewed or extended) to the then tenant(s) of all or a portion of the 32nd Floor Space, in the case of both (i) and (ii) above, even in the absence of a renewal, extension, expansion or other option contained therein.

If as of April 2, 2015, the circumstances requiring Landlord to send an Offer Notice pursuant to this Article 17 have not occurred, Landlord shall thereafter be free for the remainder of the term of the Lease (and any renewal term) to lease the 32nd Floor Space to any third party or parties at such rent and upon such conditions as Landlord may determine in Landlord’s sole and absolute discretion, and this Article 17 (including, without limitation, the last paragraph of this Article 17), shall be of no force or effect.

Promptly after Tenant’s timely delivery of the Exercise Notice, Landlord and Tenant shall enter an amendment to the Lease prepared by Landlord confirming the terms upon which Landlord shall lease to Tenant the 32nd Floor Space (which terms shall be on the terms set forth in this Article 17), but the failure to do so shall not impair, affect or reduce the parties’ obligations with respect to the lease of such 32nd Floor Space.

Notwithstanding anything above to the contrary, in the event Tenant fails to provide the Exercise Notice to Landlord within twenty (20) days after Tenant’s receipt of the Offer Notice, then, only in such case, the following shall apply: If (i) within ninety

(90) days after the date of the Offer Notice, Landlord receives (a) an offer to lease the 32nd Floor Space to a bona fide third party tenant, or (b) multiple offers to lease portions of the 32nd Floor Space, which together comprise the entire 32nd Floor Space, and such lease or leases would be at an aggregate net effective rent equal to ninety five percent (95%) or less of the net effective rent set forth earlier in this Article 17 (including fixed rent, additional rent, rent concessions, construction allowances, and any work to be performed in such space by Landlord) but on such other terms as Landlord desires in Landlord’s sole and absolute discretion, and (ii) Landlord desires to accept such offer or offers, then, prior to countersigning any such lease or leases, Landlord shall deliver to Tenant a second Offer Notice, and Tenant shall again have twenty (20) days after receipt of such second Offer Notice, with time being of the essence, to deliver an Exercise Notice, and to thereby irrevocably commit to lease the 32nd Floor Space except that in such instance, such lease shall be on (a) the same economic terms as were proposed in such offer from such tenant and specified in the second Offer Notice (or such aggregate economic terms if multiple offers from multiple tenants for portions of the 32nd Floor Space which together comprise the entire 32nd Floor Space), and (b) all of the non economic terms set forth in this Article 17 (including, without limitation, 32nd Floor Space Term). In the event Tenant fails to provide the Exercise Notice to Landlord within the twenty (20) day period described in the immediately preceding sentence, time being of the essence, then, Landlord shall thereafter be free for the remainder of the term of the Lease (and any renewal term) to lease the 32nd Floor Space to any third party or parties at such rent and upon such conditions as Landlord may determine in

Landlord’s sole and absolute discretion, and this Article 17 (including, without limitation, this last paragraph of this Article 17), shall be of no force or effect.

18.         Renewal Option with Respect to 32nd Floor Space.

Provided (I) Tenant leases the 32nd Floor Space pursuant to and in accordance with Article 17, and (II) Tenant satisfies all of the conditions set forth in this Article 18, Tenant’s one (1) time option to renew the term of the Lease for a term of five (5) years, as set forth in Article 14 of the Third Amendment, shall apply and extend to Tenant’s lease of the 32nd Floor Space except that the renewal term shall mean the period commencing on January 1, 2024 and ending on December 31, 2028 (said renewal term with respect to the 32nd Floor Space herein being referred to as the “32nd Floor Renewal Term”). Such option shall be subject to Tenant’s satisfaction of all of the conditions set forth in Article 14 of the Third Amendment, including, without limitation, (i) that this Lease is in full force and effect and that no default exists hereunder beyond the expiration of any applicable notice and cure periods at the time of delivery of the Renewal Notice or on the first day of the 32nd Floor Renewal Term, (ii) that Tenant has already renewed for a term of five (5) years leases in the Building aggregating no less than eight (8) full floors, and (iii) that Tenant delivers the Renewal Notice by no later than December 31, 2022. Once Tenant delivers the Renewal Notice (with respect to the 32nd Floor Space), such Renewal Notice shall not under any circumstance be revocable by Tenant. For the sake of certainty, nothing contained in this Article 18 shall in any way modify the Renewal Option with respect to portions of the Premises other than the 32nd Floor Space.

The Renewal Option for the 32nd Floor Space shall be on all of the same terms, covenants and conditions set forth in the Lease except that during the 32nd Floor Renewal Term (i) Landlord shall have no obligation to perform any work in the Premises; (ii) Tenant shall not be entitled to any Landlord work contribution or Landlord construction allowance; (iii) Tenant shall not be entitled to any free rent, rent credit, concession or abatement; (iv) Tenant shall have no option to renew or extend the term of the Lease with respect to the 32nd Floor Space to beyond December 31, 2028.

Fixed Rent during the 32nd Floor Renewal Term for the 32nd Floor Space cannot be determined until Landlord delivers possession of the 32nd Floor Space to Tenant. Landlord and Tenant nonetheless acknowledge and agree that Fixed Rent during the 32nd Floor Renewal Term for the 32nd Floor Space shall be calculated as follows:

Fixed Rent for the 32nd Floor Space for the first year of the 32nd Floor Renewal Term (January 1, 2024 – December 31, 2024) shall be 1.10 times the Fixed Rent for the 32nd Floor Space for the period beginning January 1, 2023 and continuing thereafter to and including December 31, 2023. Beginning on January 1, 2025 and thereafter on each January 1 during the 32nd Floor Renewal Term, Fixed Rent shall be increased by 2.5% on a cumulative and compounded basis.

With respect to the 32nd Floor Space during the 32nd Floor Renewal Term, Tenant shall be responsible for all additional rent including, without limitation, water, sewer and sprinkler charges, electricity charges, and real estate tax escalation as set forth in the Lease, and for purposes of calculating said real estate tax escalation, the base year shall not be changed.

19.         Insurance. Tenant hereby agrees to (at Tenant’s sole cost and expense) procure and maintain in full force and effect throughout the remainder of term of the Lease (and any extension thereof) any and all additional insurance in the forms and with the minimum limits reasonably required by Landlord. All such insurance shall (i) name Landlord, Landlord’s managing agent, and such other parties as Landlord shall require as certificate holder and additional insured and (ii) extend to all floors (and partial floors) comprising the Premises. Concurrently with its execution and delivery of this Agreement, Tenant shall furnish to Landlord documentation (including, without limitation certificates and endorsements) evidencing Tenant’s having obtained such insurance and paid the premiums for such insurance.

20.         Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Agreement, other than Newmark Grubb Knight Frank, which will be compensated by Landlord per separate agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, reasonable attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party. The provisions of this Article shall survive the expiration or sooner termination of the Lease.

21.         Ratification. This Agreement amends and forms a part of the Lease. Landlord and Tenant hereby ratify and confirm their obligations under the Lease and represent and warrant to each other that each has no defenses thereto. Additionally, Landlord and Tenant further confirm and ratify that, as of the date hereof, (i) the Lease is and remains in good standing and in full force and effect, (ii) each has no claims, counterclaims, set-offs or defenses against the other arising out of the Lease, and other leases for space occupied by Tenant in the Building, or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (iii) except as may be otherwise be expressly set forth in the Lease, Tenant is not entitled to any free rent, rent abatement, Landlord’s work contribution or allowance, or Landlord’s work. Tenant acknowledges that to Tenant’s knowledge, Landlord has performed all obligations imposed on Landlord by the Lease, and other leases for space occupied by Tenant in the Building, prior to the date hereof.

22.         Entire Agreement; No Waiver. This Agreement, together with the Lease, constitutes the entire agreement of the parties hereto with respect to the matters stated herein, and may not be amended or modified unless such amendment or modification shall be in writing and shall have been signed by the party against whom enforcement is sought. No waiver by either party or any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply. If any provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement or the application of such provision other than to the extent that it is invalid or unenforceable shall not be affected, and each provision of this Agreement shall remain in full force and effect notwithstanding the invalidity or unenforceability of such provision, but only to the extent that application and/or enforcement, as the case may be, would be equitable and consistent with the intent of the parties in entering into this Agreement.

23.         Submission of Amendment. The submission by Landlord to Tenant of this Agreement shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any rights or impose any obligations upon either party until the execution thereof by Landlord and the delivery of an executed original copy thereof to Tenant or its representative.

24.         Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns. In the event of any conflict or inconsistency between the terms of this Agreement and the remaining terms of this Lease, the terms of this Agreement shall govern and control. This Agreement shall be governed by the laws of the State of New York.

25.         Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document.

26.         No Recordation. Landlord and Tenant agree that this Agreement shall not be recorded.

27.         Attorneys’ Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever between or including the parties, including, but not limited to, insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party hereto reimbursement for all actual reasonable out-of-pocket attorneys’ fees and costs, including, but not limited to, service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The “prevailing party” means the party in whose favor a final unappealable judgment, decree or order is rendered.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have duly executed this Agreement as of the date first written above.

LANDLORD:

500-512 SEVENTH AVENUE LIMITED PARTNERSHIP
By: 500-512 Seventh Avenue GP LLC

By:	/s/ Joseph Chetrit
Joseph Chetrit

TENANT:

G-III LEATHER FASHIONS, INC.

By:	/s/ Wayne S. Miller
Wayne S. Miller
Chief Operating Officer

EXHIBIT A

28th Floor Space

EXHIBIT B

30th Floor Space

EXHIBIT C

32nd Floor Space